Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference into the Registration Statement on Form S-8 (File No. 333-146593) of STARLIMS Technologies Ltd. of our report dated March 30, 2008 relating to the consolidated financial statements of STARLIMS Technologies Ltd. appearing in the Annual Report on Form 20-F of STARLIMS Technologies Ltd. for the year ended December 31, 2007.

/s/ Brightman Almagor & Co.
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Brightman Almagor & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
March 30, 2008